                              SAUL CENTERS, INC.
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                                 JUNE 30, 1997

                                           Leasable      Year
                                             Area      Developed      Land
                                            (Square    or Acquired    Area    Percentage Leased
   Property             Location             Feet)     (Renovated)   (Acres)  Jun-1997 Jun-1996     Anchor/Significant Tenants
-------------------  -------------------  ----------  -------------  -------  -------- --------  -----------------------------------
SHOPPING CENTERS
----------------
Ashburn Village      Ashburn, VA            108,204       1994         12.7      95%      100%   Giant Food, Blockbuster
Beacon Mall          Alexandria, VA         290,845    1972 (1993)     32.3      69%       73%   Giant Food, Office Depot, Outback
                                                                                                   Steakhouse, Marshalls, Sneaker
                                                                                                   Stadium, Hollywood Video
Belvedere            Baltimore, MD           54,941       1972          4.8     100%      100%   Giant Food, Rite Aid
Boulevard            Fairfax, VA             56,578       1994          5.0     100%      100%   Danker Furniture, Petco
Clarendon            Arlington, VA            6,940       1973          0.5     100%      100%
Clarendon Station    Arlington, VA            4,868       1996          0.1     100%      100%
Crosstown            Tulsa, OK              197,135       1975         26.4      27%       36%   C.R. Anthony
Flagship Center      Rockville, MD           21,500     1972, 1989      0.5     100%      100%   NationsBank, Chevy Chase Bank,
                                                                                                   F.S.B.
French Market        Oklahoma City, OK      213,658     1974 (1984)    13.8      88%       96%   Fleming Food, Furr's Cafeteria
Germantown           Germantown, MD          26,241       1992          2.7      92%       75%
Giant                Baltimore, MD           70,040     1972 (1990)     5.0     100%      100%   Giant Food
The Glen             Lake Ridge, VA         112,639       1994         14.7     100%      100%   Safeway Marketplace, CVS Pharmacy
Great Eastern        District Heights, MD   255,448     1972 (1995)    23.9      90%       90%   Giant Food, Caldor, Pep Boys
Hampshire Langley    Langley Park, MD       134,425     1972 (1979)     9.9     100%       91%   Safeway, McCrory
Leesburg Pike        Baileys Crossroads, VA  97,888   1966 (1982/95)    9.4     100%       97%   Zany Brainy, CVS Pharmacy,
                                                                                                   Hollywood Video
Lexington Mall       Lexington, KY          315,551       1974         30.0      97%       97%   McAlpin's, Dawahares of
                                                                                                   Lexington, Rite Aid
Lumberton            Lumberton, NJ          189,729   1975 (1992/96)   23.3      88%       83%   Super Fresh, Rite Aid,
                                                                                                   Blockbuster, Mandee
North Washington     Alexandria, VA          41,500       1973          2.0     100%      100%   Mastercraft Interiors
Olney                Olney, MD               53,765    1975 (1990)      3.7      77%       87%
Park Road Center     Washington, DC         106,650    1973 (1993)      1.7     100%      100%   Woolworth
Ravenwood            Baltimore, MD           87,750       1972          8.0     100%      100%   Giant Food



                               SAUL CENTERS, INC.
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                                 JUNE 30, 1997

                                            Leasable       Year
                                              Area       Developed     Land
                                            (Square     or Acquired    Area    Percentage Leased
   Property               Location           Feet)      (Renovated)   (Acres)  Jun-1997 Jun-1996      Anchor/Significant Tenants
-------------------    -----------------   ---------   -------------  -------  -------- --------  ----------------------------------
SHOPPING CENTERS (CONTINUED)
---------------------------

Seven Corners          Falls Church, VA      545,843    1973(1994-7)     31.6       93%      88%  Home Depot, Shoppers Club, Best
                                                                                                   Buy, Michaels, Barnes & Noble,
                                                                                                   Ross Dress For Less, Centex Life
                                                                                                   Solutions
Shops at Fairfax       Fairfax, VA            64,580    1975(1992-3)      6.7       65%      43%  Office Depot, Hollywood Video


Southdale              Glen Burnie, MD       475,099     1972(1986)      39.6       98%      99%  Giant Food, Hechinger, Circuit
                                                                                                   City, Kids R Us, Michaels,
                                                                                                   Marshalls, Petsmart,
                                                                                                   Value City, Furniture
Southside Plaza        Richmond, VA          352,516       1972          32.8       91%      95%  CVS Pharmacy, Nick's Supermarket
Sunshine City          Atlanta, GA           195,653       1976          14.6       88%      98%  Bolton Furniture, MacFrugals, Pep
                                                                                                   Boys, The Emory Clinic
Thruway                Winston-Salem, NC     339,564       1972          30.5       96%      96%  Steinmart, Reading China & Glass,
                                                                                                   Harris Teeter, Fresh Market,
                                                                                                   Blockbuster, Pierce Goods Shop,
                                                                                                   Bocock-Stroud, Houlihan's
Village Center         Centerville, VA       142,881       1990          17.2       85%      79%  Giant Food
West Park              Oklahoma City, OK     107,895       1975          11.2       69%      76%  Homeland Stores, Treasury Drug
White Oak              Silver Spring, MD     480,156      1972(1993)     28.5      100%      99%  Giant Food, Sears, Rite Aid,
                                                                                                   Blockbuster
                                           ---------                  -------   -------  -------
                   Total Shopping Centers  5,150,482                    442.9       90%      90%
                                           ---------                  -------   -------  -------




COMMERCIAL PROPERTIES
----------------------

Avenel                 Gaithersburg, MD      284,557    1981/85/89       28.2       90%      98%  Oncor, Quanta Systems, General
                                                                                                   Services Administration
601 Pennsylvania Ave   Washington, DC        225,153     1973(1986)       1.0      100%      99%  General Services Administration,
                                                                                                   Capital Grille
Van Ness Square        Washington, DC        161,058     1973(1990)       1.2       84%      69%  United Mine Workers Pension Trust,
                                                                                                   Office Depot, Pier 1
                                           ---------                  -------   -------  -------
               Total Commercial Properties   670,768                     30.4       92%      91%
                                           ---------                  -------   -------  -------

                          TOTAL PORTFOLIO  5,821,250 SF                 473.3       90%      90%
                                           =========                  =======   =======  =======



                                  EXHIBIT 99